SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest	Commission File Number 000-26076
event reported) May 13, 2004

SINCLAIR BROADCAST GROUP, INC.

(Exact name of registrant)

Maryland	52-1494660
(State of organization)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road Cockeysville, MD 21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant’s telephone Number)

SINCLAIR BROADCAST GROUP, INC.

Item 5.  Other Events and Regulation FD Disclosure

On May 13, 2004, Sinclair Broadcast Group, Inc. (the “Company”) announced via press release that the Company declared a quarterly cash dividend of $0.025 per share on the Company’s Class A and Class B common stock.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

No financial statements are filed as part of this report.

The following exhibit is filed as part of this report:

Exhibit 99.1  Sinclair Broadcast Group, Inc.  Press Release (Dated May 13, 2004) Sinclair Declares Common Stock Dividend for First Time

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David Bochenek
	Name:	David Bochenek
	Title:	Chief Accounting Officer/Controller

Dated: May 13, 2004

Exhibit Index

Exhibit Number	Description

99.1

Press release (dated May 13, 2004) - Sinclair Declares Common Stock Dividend for First Time